                                                                    EXHIBIT 10.2


                   AMENDED AND RESTATED STOCK PLEDGE AGREEMENT

         THIS AMENDED AND RESTATED STOCK PLEDGE AGREEMENT (the "Stock Pledge Agreement") is made as of December 28, 2001, by and between FIRST NATIONAL BANK OF OMAHA, a national banking association having its principal place of business in Omaha, Nebraska as agent ("FNB-O" or the "Agent") for itself and such additional Revolving Lenders as may from time to time enter the Amended and Restated Revolving Credit Agreement (the "Revolving Credit Agreement"), dated as of December 28, 2001 (collectively, the "Revolving Lenders"), and AMERITRADE HOLDING CORPORATION (the "Borrower"). All terms not defined in this Stock Pledge Agreement shall have their respective meanings as set forth in the Revolving Credit Agreement.

                              W I T N E S S E T H:

         WHEREAS, the Agent, the Revolving Lenders and the Borrower are parties to the Revolving Credit Agreement, which amends and restates the Existing Agreement;

         WHEREAS, the Borrower owns 100% of the stock of its Subsidiaries, including without limitation, Advanced Clearing, Ameritrade (Inc.), and Accutrade, Inc., and certain shares of NITE Stock;

         WHEREAS, in order to induce the Revolving Lenders to make the loan to the Borrower and in order to secure the borrower's obligations due to the Revolving Lenders under the Existing Agreement, and under the notes given in connection therewith, the Borrower entered into the Stock Pledge Agreement dated as of January 25, 2000, as amended (the "Existing Stock Pledge Agreement");

         WHEREAS, in order to induce the Revolving Lenders to make the loan to the Borrower and in order to secure the Borrower's obligations due to the Revolving Lenders under the Revolving Credit Agreement and under the Notes given in connection therewith, the Borrower desires to amend and restate the Existing Stock Pledge Agreement;

         WHEREAS, the Borrower and Revolving Lenders wish to have this Amended and Restated Stock Pledge Agreement dated as of December 28, 2001, be the controlling agreement with respect to the matters set forth herein, which shall supersede the Existing Stock Pledge Agreement; and

         WHEREAS, the Borrower and Revolving Lenders do not intend for this Amended and Restated Stock Pledge Agreement to be deemed to extinguish any existing obligations of the Borrower;

         NOW, THEREFORE, as additional consideration for the loans to the Borrower, the Borrower and the Revolving Lenders hereby agree as follows:

                                 I. DEFINITIONS

         Section 1.1 Definitions. For purposes hereof, the following definitions shall apply:

         "Collateral" means the Pledged Stock and the Stock Rights, including the proceeds of each.

         "Event of Default" means an event described in Section 5.

         "Lien" means any security interest, mortgage, pledge, lien, encumbrance, title retention agreement, or lessor's interest, in, of or on any of the Collateral.

         "Obligations" means any and all existing and future indebtedness, obligations and liability in connection with the Revolving Credit Agreement, direct or indirect, absolute or contingent (including all renewals, extensions and modifications thereof and all attorneys' fees incurred by the Agent or the Revolving Lenders in connection with the collection or enforcement thereof), of the Borrower to the Agent and the Revolving Lenders.

         "Permitted Encumbrance" means any and all encumbrances existing as of this date which are listed on Schedule B attached hereto and the lien of any financial intermediary of the Pledged NITE Stock arising through the Agent or First National Bank of Omaha, as trustee.

         "Pledged NITE Stock" means the NITE Stock pledged by the Borrower to the Agent under this Stock Pledge Agreement, as shown on Schedule A, including any additional NITE Stock pledged to the Agent, including without limitation, additional NITE Stock pledged in accordance with the provisions of Section 4.3 of this Stock Pledge Agreement.

         "Pledged Stock" means  the Subsidiary Stock and the Pledged NITE Stock.

         "Section" means a numbered section of this Stock Pledge Agreement, unless another document is specifically referenced.

         "Stock Rights" means any stock, any dividend or other distribution and any other right or property, including any "securities entitlement," (as defined in Articles 8 and 9 of the Uniform Commercial Code as adopted by the State of Nebraska, as amended from time to time, the meaning to be ascribed thereto with respect to securities entitlements shall be that under the more encompassing of the two definitions), which the Borrower shall now or hereafter receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any shares of the Pledged Stock and any stock, any right to receive stock and any right to receive earnings, in which the Borrower now has or hereafter acquires any right, in connection with the Pledged Stock.

         "Subsidiary Stock" shall mean the pledged stock of the Borrower's Subsidiaries as listed in Schedule A attached hereto, as amended from time to time, and all additional stock issued to the Borrower in connection with any Subsidiary.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                              II. SECURITY INTEREST

         Section 2.1 Grant of Security Interest. The Borrower hereby grants to the Agent for the benefit of the Revolving Lenders a security interest in the Pledged Stock and all related Stock Rights to secure payment and performance of the Obligations, including, without limitation, payment of the Notes. The Pledged Stock shall be delivered to the Agent for the Revolving Lenders together with appropriate stock powers duly executed in blank; provided, however, that at the request of the Borrower, the Agent in its sole discretion may permit the Pledged NITE Stock to be held in book entry on the books of Depository Trust Company in an account (the "Pledged Account") to be held in the name of and under the sole control of the Agent, such account to be held on such terms and conditions as the Agent shall require.

                       III. REPRESENTATIONS AND WARRANTIES

         Section 3.1 Representations and Warranties. The Borrower represents and warrants to the Agent and the Revolving Lenders that each share of the Pledged Stock has been duly and validly issued, is fully paid and non-assessable and is owned by the Borrower free and clear of any Lien, other than the security interest created by this Stock Pledge Agreement and Permitted Encumbrances as defined herein.

                                  IV. COVENANTS

         Section 4.1 Affirmative Covenants. From the date of this Stock Pledge Agreement, and thereafter until this Stock Pledge Agreement is terminated pursuant to Section 7.15, the Borrower shall:

                  (a) Delivery of Certain Items. Deliver to the Agent any stock certificate or instrument evidencing or constituting Collateral, including subsequent shares of stock (including stock dividends) of any Subsidiary issued to the Borrower and any additional shares of NITE Stock as shall be required to be pledged in accordance with the provision of Section 4.3 of this Stock Pledge Agreement.

                  (b) Taxes. Pay when due all taxes, assessments and governmental charges and levies upon the Collateral, except those being contested in good faith by appropriate proceedings and with respect to which no Lien exists.

                  (c) Financing Statements and Other Actions. Execute and deliver to the Agent all stock powers, financing statements and other documents and do such other things from time to time requested by the Agent or the Revolving Lenders in order to maintain a first perfected security interest in the Collateral in favor of the Agent for the Revolving Lenders and to effect a transfer of the Collateral, or any part thereof.

                  (d) Reports. Furnish to the Agent such reports relating to the Collateral as the Agent or Revolving Lenders may from time to time request.

         Section 4.2 Negative Covenants. From the date of this Stock Pledge Agreement, and thereafter until this Stock Pledge Agreement is terminated pursuant to Section 7.15, the Borrower shall not:

                  (a) Liens. Create, incur, or suffer to exist, any Lien on the Collateral except the security interest created by the Existing Agreement and this Stock Pledge Agreement, Permitted Encumbrances as defined herein and Permitted Liens as defined in the Revolving Credit Agreement.

                  (b) Disposition of Collateral. Sell or otherwise dispose of all or any part of the Collateral, except as permitted in writing by the Requisite Revolving Lenders or as expressly permitted under Section
         4.2 of the Revolving Credit Agreement.

                  (c) Changes in Capital Structure of Issuers. (i) Permit or suffer any issuer of Subsidiary Stock to dissolve, liquidate, retire any of its capital stock, reduce its capital or merge or consolidate with any other entity, or (ii) vote any of the Pledged Stock in favor of any of the foregoing, except as otherwise permitted in writing by the Requisite Revolving Lenders; provided that the broker-dealer Subsidiaries of the Borrower may consolidate if (x) the Borrower provides the Agent with prior notice of the consolidation, (y) there are no Events of Default under the Revolving Credit Agreement and (z) all stock of the entity or entities remaining after consolidation of the broker-dealer Subsidiaries will have been delivered as collateral to the Agent.

                  (d) Issuance of Additional Stock. (i) Permit or suffer the issuer of any of the Subsidiary Stock to authorize or issue any additional stock, any right to receive stock or any right to receive earnings, or (ii) vote any of the Pledged Stock in favor of any of the foregoing, except as otherwise permitted in writing by the Requisite Revolving Lenders.

         Section 4.3 NITE Stock Covenants. In connection with the NITE Stock, the Borrower agrees as follows:


                  (a) Mark to Market. The Borrower represents and warrants that the current Pledged NITE Stock on the date hereof has a market value of at least $28,572,000.00. The Pledged NITE Stock shall be marked to market daily to determine the fair market value of such Collateral. The Borrower shall provide to the Agent weekly a report showing the current fair market value of the Pledged NITE Stock. Such report will be delivered by 5:00 p.m. on the first Business Day of each week showing the fair market value of the Pledged NITE Stock as of the close of the last Business Day of the preceding week.

                  (b) Additional Pledged NITE Stock. In the event that the fair market value of the Pledged NITE Stock (including any additional Pledged NITE Stock delivered to the Agent pursuant to this Stock Pledge Agreement) on any day is less than $28,572,000.00 or if, on any day, the Principal Loan Amount exceeds 70% of the fair market value of the Pledged NITE Stock on such day, the Borrower shall give notice of such deficiency to the Agent as soon as practicable, but in no event later than three Business Days after the occurrence of such event(s). If, on any day, the Principal Loan Amount then outstanding exceeds 80% of the fair market value of the Pledged NITE Stock on such day, the Borrower shall, within two

                           Business Days, pay down the Notes or deliver to the Agent, or transfer into the Pledged Account, as applicable, additional NITE Stock such that the Principal Loan Amount then outstanding shall not exceed 70% of the then current fair market value of the Pledged NITE Stock. In the event that the Borrower fails to remedy the collateral deficiency described in the preceding sentence within two Business Days, the Agent on behalf of the Revolving Lenders may require the sale of the Pledged NITE Stock in an amount such that the net proceeds from such sale will be sufficient to reduce the Principal Loan Amount outstanding to an amount not exceeding 70% of the fair market value of the remaining Pledged NITE Stock. The Pledged NITE Stock to be sold will be delivered pursuant to a trust receipt to consummate a sale arranged by the Borrower with the net proceeds of such sale to be paid in immediately available funds to the Agent no later than the third Business Day following the release of such stock.

                            V. DEFAULTS AND REMEDIES

         Section 5.1 Events of Default. The occurrence of any one or more Events of Default under the Revolving Credit Agreement or the failure of the Borrower to fulfill its obligations under this Stock Pledge Agreement shall constitute an Event of Default hereunder.

         Section 5.2. Acceleration and Remedies. If any Event of Default occurs and is continuing, and upon the expiration of any applicable cure period, if any, upon the election of the Requisite Revolving Lenders, the Obligations, including accrued interest, shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Agent, or if the Agent refuses to act upon the direction of Requisite Revolving Lenders, the Revolving Lenders may (i) exercise all rights set forth in Sections 7.2, 7.3 and 7.4, and (ii) may exercise any or all of the rights and remedies provided (x) in this Stock Pledge Agreement, (y) in the Nebraska Uniform Commercial Code (the "Nebraska UCC") and in the Delaware Uniform Commercial Code (the "Delaware UCC") to a secured party when a debtor is in default under a security agreement and (z) by any other applicable law. Upon the occurrence of an Event of Default described in Section 6.1(h)(1) or (2) of the Agreement, acceleration under this Section 5.2 shall occur automatically without the election, declaration, notice or other act on the part of any of the Revolving Lenders.

                      VI. WAIVERS, AMENDMENTS AND REMEDIES

         Section 6.1 Waivers, Amendments and Remedies. No delay or omission of the Agent or Revolving Lenders to exercise any right or remedy granted under this Stock Pledge Agreement shall impair such right or remedy or be construed to be a waiver of any Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude other or further exercise thereof or the exercise of any other right or remedy, and no waiver, amendment or other variation of the terms, conditions or provisions of this Stock Pledge Agreement whatsoever shall be valid unless in writing signed by the Agent, and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Stock Pledge Agreement or by law afforded shall be cumulative and all shall be available to the Agent and the Revolving Lenders until the Obligations have been paid and performed in full.

                             VII. GENERAL PROVISIONS

         Section 7.1 Dividends. Unless an Event of Default occurs and is continuing, any dividends permitted under the Loan Agreement and payable in connection with the Pledged Stock may be payable to the Borrower.

         Section 7.2 Special Collateral Account. Subject to the provisions of
Section 7.1, all cash received by the Agent or the Revolving Lenders, if any, with respect to the Collateral shall be deposited in a special collateral account with the Agent for the Revolving Lenders and shall be held by the Agent as security for the Obligations. The Borrower shall have no control whatsoever over said special collateral account. The Agent may, but is not required to, at any time and from time to time, in its sole discretion, apply any part of the credit balance in said special collateral account to the payment of the Obligations, in accordance with the Agreement, whether or not the Obligations shall be then due.

         Section 7.3 Registration of Pledged Stock. At the option of the Agent, any registerable Collateral may at any time after the occurrence of an Event of Default and upon the expiration of any applicable cure period, if any, be registered in the name of FNB-O or its nominee as agent for the Revolving Lenders. This right is in addition to any rights the Agent may have as to Pledged NITE Stock held in the Pledged Account.

         Section 7.4 Exercise of Rights in Pledged Stock. After an Event of Default occurs and is continuing, and upon the expiration of any applicable cure period, if any, the Agent or its nominee as agent for the Revolving Lenders may at any time and from time to time, without notice, exercise all voting and corporate rights relating to the Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any shares of the Pledged Stock and the Stock Rights as if it were the absolute owner thereof. At all other times, the Borrower may exercise such rights.

         Section 7.5 Notice of Disposition of Pledged Stock. Notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made shall be reasonable if sent to the Borrower, addressed as set forth in Article VIII, at least ten days prior to any such public sale or the time after which any such private sale or other disposition may be made.

         Section 7.6 Terms of Disposition. The Borrower agrees that the private sale or other private disposition of Collateral consisting of securities shall be commercially reasonable notwithstanding the possibility that a substantially higher price might be realized if such sale or other disposition were public and deferred until after registration under the Securities Act of 1933, as amended, or compliance with any other applicable securities laws.

         Section 7.7 Possession of Collateral; Disclaimer. Beyond the exercise of reasonable care to assure the safe custody of the Collateral in the physical possession of the Agent pursuant hereto, neither the Agent nor the Revolving Lenders shall have any duty or liability to collect any sums due in respect thereof or to protect, preserve or exercise any rights pertaining thereto, and the Agent and each Revolving Lender shall be relieved of all responsibility for the Collateral upon surrendering it to the Borrower. No course of dealing between the Borrower and the Agent or the Revolving Lenders, nor any failure to exercise nor any delay in exercising, on the part of the Agent or the Revolving Lenders, any right, power or privilege hereunder or with respect to the Obligations shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided and provided in all other agreements, instruments and documents delivered, or to be delivered, pursuant to or in connection with or to evidence any of the Obligations are cumulative and are in addition to, and not exclusive of, any rights and remedies of a secured party under the Nebraska UCC or the Delaware UCC. The provisions of this Stock Pledge Agreement are severable and if any clause or provision thereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall attach only to such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Stock Pledge Agreement or any jurisdiction.

         Section 7.8 Specific Performance of Certain Covenants. The Borrower acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(a), 4.1(d) or 4.2 will cause irreparable injury to the Revolving Lenders, that the Revolving Lenders have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Revolving Lenders to seek and obtain specific performance of other obligations of the Borrower contained in this Stock Pledge Agreement, that the covenants of the Borrower contained in the Sections referred to in this Section 7.8 shall be specifically enforceable against the Borrower.

         Section 7.9 Definition of Certain Terms. Terms defined in the Nebraska UCC which are not otherwise defined in this Stock Pledge Agreement are used in this Stock Pledge Agreement as defined in the Nebraska UCC as in effect on the date hereof.

         Section 7.10 Benefit of Agreement. The terms and provisions of this Stock Pledge Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Revolving Lenders and their respective successors and assignees, except that the Borrower shall not have the right to assign its rights nor delegate its duties under this Stock Pledge Agreement, without the prior written consent of all the Revolving Lenders.

         Section 7.11 Survival of Representations. All representations and warranties of the Borrower contained in this Stock Pledge Agreement shall survive the execution and delivery of this Stock Pledge Agreement.

         Section 7.12 Taxes and Expenses. The Borrower will upon demand pay to the Agent (i) any taxes (excluding income taxes) payable or ruled payable by federal or state authority in respect of this Stock Pledge Agreement, together with interest and penalties, if any, and (ii) all reasonable expenses, including the reasonable and documented fees and expenses of counsel for the Agent and the Revolving Lenders (which may be employees of the Agent or another Revolving Lender) and of any experts and agents that the Revolving Lenders may incur in connection with (a) the administration of this Stock Pledge Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Stock, (c) the exercise or enforcement of any of the rights of the Revolving Lenders hereunder, or (d) the failure of the Borrower to perform or observe any of the provisions hereof or of the Revolving Credit Agreement.

         Section 7.13 Choice of Law. This Stock Pledge Agreement shall be construed in accordance with the laws of the State of Nebraska.

         Section 7.14 Headings. The title of and section headings in this Stock Pledge Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Stock Pledge Agreement.

         Section 7.15 Termination. This Stock Pledge Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Obligations outstanding) until the Borrower has received written notice from the Revolving Lenders electing to terminate this Stock Pledge Agreement or the Revolving Credit Agreement is terminated and there are no Obligations outstanding (other than contingent obligations which, by their terms, survive termination of the Revolving Credit Agreement). Upon such termination, the Agent shall promptly return to Borrower all certificates and documents in its possession representing Collateral hereunder and execute and deliver to Borrower such releases and documents as Borrower shall reasonably request to evidence such termination.

         Section 7.16 Counterparts. This Stock Pledge Agreement may be executed in several counterparts and such counterparts together shall constitute one and the same instrument.

                                  VIII. NOTICES

         Section 8.1 Sending Notices. Any notice required or permitted to be given under this Stock Pledge Agreement may be, and shall be deemed, given and sent when deposited in the United States mail, postage prepaid, or by telegraph or telex when delivered to the appropriate office for transmission, charges prepaid, addressed:

         To the Borrower:

                  AMERITRADE HOLDING CORPORATION
                  4211 South 102nd Street
                  Omaha, Nebraska 68127
                  Attention: Chief Financial Officer

         To the Agent and the Revolving Lenders:

                  FIRST NATIONAL BANK OF OMAHA
                  One First National Center
                  Omaha, Nebraska  68102
                  Attention: James P. Bonham

                                   IX. WAIVERS

         Section 9.1 Waivers. By execution of this Stock Pledge Agreement, the Borrower intends that the Collateral shall be absolutely and unconditionally available to secure the prompt payment when due of all Obligations, irrespective of the unenforceability, illegality or invalidity of such obligations or the unenforceability, illegality, invalidity or insufficiency of any security therefor, together with all reasonable and documented costs, expenses and attorneys' fees incurred by the Revolving Lenders in connection with any Event of Default.

         It shall not be necessary to procure the consent of the Borrower or to give any notice in reference to: (i) any settlement, renewal, extension, modification, release, waiver, discharge or variation of terms of any of the obligations of the Borrower, any other guarantor or any other interested person, by operation of law or otherwise; (ii) any acceptance of partial payments from the Borrower; (iii) any impairment, release, collection or liquidation of any collateral for the Obligations; (iv) any acceptance of new or additional documents, instruments or agreements in satisfaction or substitution of the Obligations; (v) any failure to file, record or register any security document, to preserve or protect the collateral obtained thereby, or to perfect the security interest therein; or (vi) any other failure of the Agent or the Revolving Lenders to exercise or enforce any of their rights against the Borrower.

         The Borrower hereby expressly waives and dispenses with notice of acceptance of this Stock Pledge Agreement, notices of non-payment, default, non-performance or protest, notice of the amount of indebtedness outstanding at any time, presentments, protests, demands, prosecution of collection, foreclosure and possessory remedies, all exemption and homestead laws, and all setoffs and counterclaims.

         If a claim is made upon the Agent or the Revolving Lenders for repayment or recovery of any amount(s) or other value received by the Agent or the Revolving Lenders, from any source, in payment of or on account of the Obligations and the Agent or the Revolving Lenders pay or otherwise become liable for such claim by reason of any judgment, decree or order or by reason of any compromise or settlement of such claim, this Stock Pledge Agreement shall remain in full force and effect to the same extent as if such amount has never been received by the Agent or the Revolving Lenders, notwithstanding any termination hereof or the cancellation of any note or other agreement evidencing the Obligations.

         The Borrower by its signature below, does hereby waive for purposes of the security interest granted by this Stock Pledge Agreement (including, without limitation, for purposes of any necessary enforcement thereof) any transfer restrictions set forth within the Borrower's Articles of Incorporation.

         IN WITNESS WHEREOF, the Borrower and the Agent have executed this Stock Pledge Agreement as of the date first above written.

                                    AMERITRADE HOLDING CORPORATION


                                    By /s/ William J. Gerber
                                       -----------------------------------------

                                    Title Managing Director of Finance
                                          --------------------------------------


                                    FIRST NATIONAL BANK OF OMAHA, as Agent
                                    for itself and the other Revolving Lenders


                                    By /s/ JP Bonham
                                      ------------------------------------------

                                    Title Vice President
                                         ---------------------------------------

                           ACKNOWLEDGMENT AND CONSENT

         The undersigned hereby acknowledge and consent as follows:

         a. the Pledged NITE Stock (as defined in the foregoing Pledge Agreement) will be held by First National Bank of Omaha, trust department, (the "Trustee") solely on behalf of First National Bank of Omaha, as agent (the "Agent") for the Revolving Lenders specified in the Pledge Agreement;

         b. the Trustee is holding such stock solely for the Agent and such holding will constitute possession of the Pledged NITE Stock for purposes of perfecting the Agent's interest therein;

         c. the Trustee shall be permitted to follow the directions given by the Agent in connection with the Pledged NITE Stock; provided, however, that prior to the Trustee's receipt of notice from the Agent that an event of default or an event which with the passage of time or notice or both would constitute an Event of Default, the Borrower shall be permitted to exercise the rights specified in Section 7.4 of the Pledge Agreement;

         d. the Trustee shall be permitted to rely upon the advice of counsel selected by it, and, absent the Trustee's gross negligence or willful misconduct, shall not be liable for any actions taken in good faith to carry out its duties hereunder; and

         e. upon receipt of the applicable invoice, the Borrower shall pay the Trustee's $1,200 annual fee during each year that the Pledged NITE Stock is held under this Pledge Agreement.

         Dated as of this 28th day of December, 2001.

TRUSTEE:                                    AGENT:

FIRST NATIONAL BANK OF                      FIRST NATIONAL BANK OF OMAHA
OMAHA, Trust Department

By:  /s/ John Doyle                         By: /s/ James P. Bonham
   ---------------------------------           ---------------------------------
Its: Vice President                         Its: Vice President
    --------------------------------            --------------------------------


BORROWER:

AMERITRADE HOLDING CORPORATION

By:  /s/ William J. Gerber                  By:
    --------------------------------           --------------------------------
Its: Managing Director of Finance           Its:
    --------------------------------            --------------------------------

                                   SCHEDULE A

                                  PLEDGED STOCK



Owner                           Issuer                                No. of Shares      Certificate No.(s)
-----                           ------                                -------------      ------------------
World Securities, Inc.(1)       First National Brokerage Services,           5,000                   2
                                Inc.(2)

Ameritrade Holding Corporation  Advanced Clearing, Inc.                      7,559                  20

Ameritrade Holding Corporation  Ameritrade (Inc.)                            6,000                   3

Ameritrade Holding Corporation  The R. J. Forbes Group, Inc.(6)              1,250                  12

Ameritrade Holding Corporation  K. Aufhauser & Company, Inc.(3)                 25                   6

American Holding Corporation    All American Brokers, Inc.(4)              100,000                   8

Ameritrade Holding Corporation  OnMoney, Inc.(5)                             1,000                   2

Ameritrade Holding Corporation  Knight Trading Group, Inc.               1,650,000            KTI 3035

                                                                           100,000            KTI 6413
                                                                           250,000            KTI 6414
                                                                           250,000            KTI 6415
                                                                           250,000            KTI 6416


--------

     (1) World Securities, Inc. changed its name to TransTerra Co. on November 18, 1987. Trans Terra Co. merged with Ameritrade Holding Corporation on September 27, 1996 with Ameritrade Holding Corporation being the surviving entity.


     (2) First National Brokerage Services, Inc. changed its name to Accutrade, Inc. on May 24, 1983.

     (3) K. Aufthauser & Company, Inc. changed its name to Freetrade.com, Inc. on January 10, 2000.

     (4) All American Brokers, Inc. changed its name to AmeriVest, Inc. on November 18, 1997.

     (5) OnMoney, Inc. was merged with OnMoney Financial Services Corporation on May 24, 1997.

     (6) The R.J. Forbes Group, Inc. changed its name to Ameritrade Institutional Services, Inc.


Owner                           Issuer                                No. of Shares      Certificate No.(s)
-----                           ------                                -------------      ------------------
                                                                           250,000            KTI 6417
                                                                           250,000            KTI 6418
                                                                           250,000            KTI 6419
                                                                           250,000            KTI 6420
                                                                           250,000            KTI 6421
                                                                           250,000            KTI 6422
                                                                         ---------
                                         Total NITE Shares               4,000,000

                                                                         plus such additional
                                                                         shares as are required
                                                                         to be delivered pursuant
                                                                         to the Stock Pledge
                                                                         Agreement

Owner                           Issuer                                No. of Shares      Certificate No.(s)
-----                           ------                                -------------      ------------------
Ameritrade Holding              TradeCast, Inc.                             1,000                     1
Corporation

OnMoney Financial Services      Financial Passport, Inc.                    1,000                 00254
Corporation

Ameritrade Holding              Nebraska Hudson Company,
Corporation                     Inc.
                                                                           ------                ------
Ameritrade Holding              Ten Bagger Incorporated                    ______                ______
Corporation

Ameritrade Holding              Ameritrade Canada, Inc.                    ______                ______
Corporation

Ameritrade Holding              Ameritrade International
Corporation                     Company, Inc.
                                                                           ------                ------

                                   SCHEDULE B

                             PERMITTED ENCUMBRANCES


                                      None